                                                                     EXHIBIT 4.2

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.


              AMENDED AND RESTATED PREFERRED STOCK PURCHASE WARRANT




Warrant No. WBB-18                                    Number of Shares 14,205
                                                      Series BB Preferred Stock


                           REPEATER TECHNOLOGIES, INC.

                             Void after July 31, 2004



         1. ISSUANCE. This Amended and Restated Preferred Stock Purchase Warrant replaces that certain Preferred Stock Purchase Warrant dated August 6, 1997 issued to LIGHTHOUSE CAPITAL PARTNERS II, LP. ("Lighthouse") by REPEATER TECHNOLOGIES, INC., a California corporation (hereinafter with its successors called the "Company").

         2. PURCHASE PRICE; NUMBER OF SHARES. The registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal of the Company, to purchase from the Company at a price per share of $2.64 (the "Purchase Price"), 14,205 fully paid and nonassessable shares (the "Shares") of Series BB Preferred Stock, no par value, of the Company (the "Preferred Stock").

Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons on whose name or names any certificate representing shares of Preferred Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

         3. PAYMENT OF PURCHASE PRICE. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

         4. NET ISSUE ELECTION. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Preferred Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassesab1e shares of Preferred Stock as is computed using the following formula:

                                    Y(A-B)
                                X = ------
                                      A



                                       1.

where: X =        the number of shares of Preferred Stock to be issued to the
                  Holder pursuant to this Section 4.

                  Y = the number of shares of Preferred Stock covered by this Warrant in respect of which the net issue election is made pursuant to this SECTION 4.

                  A = the Fair Market Value (defined below) of one share of Preferred Stock, as determined at the time the net issue election is made pursuant to this SECTION 4.

                  B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this SECTION 4.

"Fair Market Value" of a share of Preferred Stock (or Common Stock if the Preferred Stock has been automatically converted into Common Stock) as of a particular date (the "Determination Date") shall mean:

                  (i) If the net issue election is made in connection with and contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the Act (a "Public Offering"), and if the Company's Registration Statement relating to such Public Offering ("Registration Statement") has been declared effective by the SEC, then the initial "Price to Public" specified in the final prospectus with respect to such offering multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible.

                  (ii) If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:

                           (A) If traded on a securities exchange or the NASDAQ
                  National Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the 30-day period ending five business days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible;

                           (B) If otherwise traded in an over-the-counter
                  market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the 30-day period ending five business days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; and

                           (C) If there is no public market for the Common
                  Stock, then fair market value shall be determined by mutual agreement of the holder of this Warrant and the Company, and if the holder and the Company are unable to so agree, at the Company's sole expense by an investment banker of national reputation selected by the Company and reasonably acceptable to the holder of this Warrant.

         5. PARTIAL EXERCISE. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

         6. FRACTIONAL SHARE. In no event shall any fractional share of Preferred Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in this
SECTION 6, be entitled to receive a fractional share of Preferred Stock, then the Company shall pay in lieu thereof, the Fair Market Value of such fractional share in cash.



                                       2.

         7. EXPIRATION DATE; AUTOMATIC EXERCISE. This Warrant shall expire at the close of business on July 31, 2004 and shall be void thereafter. Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 4 hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to the preceding sentence.

         8. RESERVED SHARES; VALID ISSUANCE. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Preferred Stock and Common Stock, no par value, of the Company (the "Common Stock"), free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full and the conversion into shares of Common Stock of all shares of Preferred Stock receivable upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance in accordance with the terms hereof, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         9. STOCK SPLITS AND DIVIDENDS. If after the date hereof the Company shall subdivide the Preferred Stock, by split-up or otherwise, or combine the Preferred Stock, or issue additional shares of Preferred Stock in payment of a stock dividend on the Preferred Stock, the number of shares of Preferred Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

         10. REORGANIZATION, RECLASSIFICATIONS, CONSOLIDATION, MERGER OR SALE. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of the Preferred Stock shall be entitled to receive stock, securities, or other assets or property (an "Organic Change") then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (on the terms contained herein and in lieu of the shares of the Preferred Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Preferred Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, provided, however, that in the event the value of the stock, securities or the assets or property (determined in good faith by the Board of Directors of the Company) issuable or payable with respect to one share of the preferred Stock of the Company immediately theretofore purchasable or receivable upon the exercise of the rights represented hereby is in excess of an amount equal to two times the Purchase Price hereof effective at the time of a merger and securities received in such reorganization, if any, are publicly traded, then this Warrant shall expire unless exercised prior to such Organic Change. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the provisions of this Warrant to the end that such provisions (including, without limitation, provisions for adjustments of the Purchase Price and the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

         11. CERTIFICATE OF ADJUSTMENT. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

         12. NOTICES OF RECORD DATE, ETC. In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any


                                       3.

right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

                  (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, including any Organic Change; or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least ten (10) business days prior to the date specified in such notice on which any such action is to be taken.

         13. REPRESENTATIONS, WARRANTIES AND COVENANTS. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

                  A. The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

                  B. The shares of Preferred Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

                  C. The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Preferred Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company's Articles or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or
(iii) require the consent or approval of or the filing of any notice or registration with any person or entity, except as may properly be made after the date hereof.

                  D. Attached hereto as EXHIBIT D is a true and complete copy of the Amended and Restated Articles of Incorporation of the Company in effect on the date hereof.

                  E. So long as this Warrant has not terminated, Holder shall be entitled to receive such financial and other information as the Holder would be entitled to receive if Holder were a holder of more than 5% of any Registrable Securities under the Fourth Amended and Restated Investor Rights Agreement, dated September 3, 1996, as may be amended from time to time.

                  F. As of the date hereof, the authorized capital stock of the Company consists of (i) 10,000,000 shares of Common Stock, of which 2,429,503 shares are issued and outstanding and 18,940 shares are reserved for issuance upon the conversion of the Preferred Stock and exercise of this Warrant, (ii) 1,250,000 shares of Series AA Preferred Stock of which 1,228,409 are issued and outstanding and (iii) 3,500,000 shares of Series BB Preferred Stock, of which 3,429,904 shares are issued and outstanding and 14,205 shares are reserved for issuance upon the exercise of this Warrant. Attached hereto as EXHIBIT C is a capitalization table summarizing the capitalization of the Company, including, without limitation, the current Conversion Price of the Series BB Preferred Stock.

         14. AMENDMENT. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder and Company.



                                       4.

         15. REPRESENTATIONS AND COVENANTS OF THE HOLDER. This Preferred Stock Purchase Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

                  A. INVESTMENT PURPOSE. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Holder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same.

                  B. ACCREDITED INVESTOR. Holder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

                  C. PRIVATE ISSUE. The Holder understands (i) that the Preferred Stock issuable upon exercise of the Holder's rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated in part on the representations set forth in this Section 15.

                  D. FINANCIAL RISK. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

         16. NOTICES, TRANSFERS, ETC.

                  A. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

                  B. Subject to compliance with applicable federal and state securities laws, this Warrant may only be transferred in its entirety by the Holder with respect to all of the shares purchasable hereunder to any affiliates of Lighthouse. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Preferred Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

                  C. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant and indemnification of the Company by the Holder with respect thereto.

         17. NO IMPAIRMENT. The Company will not, by amendment of its Articles or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

         18. GOVERNING LAW. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California.



                                       5.

         19. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

         20. BUSINESS DAYS. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

         21. QUALIFYING PUBLIC OFFERING. If the Company shall effect a firm commitment underwritten public offering of shares of Common Stock which results in the conversion of the Preferred Stock into Common Stock pursuant to the Company's Articles in effect immediately prior to such offering, then, effective upon such conversion, this Warrant shall change from the right to purchase shares of Preferred Stock to the right to purchase shares of Common Stock, and the Holder shall thereupon have the right to purchased, at a total price equal to that payable upon the exercise of this Warrant in full, the number of shares of Common Stock which would have been receivable by the Holder upon the exercise of this Warrant for shares of Preferred Stock immediately prior to such conversion of such shares of Preferred Stock into shares of Common Stock, and in such event appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including, without limitation, the provisions for the adjustment of the Purchase Price and of the number of shares purchasable upon exercise of this Warrant and the provisions relating to the net issue election) shall thereafter be applicable to any shares of Common Stock deliverable upon the exercise hereof.

         22. VALUE. The Company and the Holder agree that the value of this Warrant on the date of grant is $100.

         23. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company on any matters or with respect to any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

         24. MARKET STANDOFF. The holder of this Warrant, by acceptance hereof, agrees (but only if each Company officer, director, and shareholder owning beneficially 5% or more of the Company's equity securities, and each shareholder selling shares in such offering, also agrees) that such holder will not, without the prior written consent of the lead underwriter of the initial public offering of the Common Stock of the Company pursuant to a registration statement filed under the Act (the "Offering"), directly or indirectly offer to sell, contact to sell (including, without limitation, any short sale), grant any option for the sale of, acquire any option to dispose of any Warrant Shares for a period of 180 days following the day on which the registration statement filed on behalf of the Company in connection with the Offering shall become effective by order of the SEC.

         25. DESCRIPTIVE HEADINGS. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.



                                       6.

         26. ENTIRE AGREEMENT. This Warrant and the attachments hereto constitute the entire agreement between the parties pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, representations and undertakings of the parties.


                                             REPEATER TECHNOLOGIES, INC.


[CORPORATE SEAL]
                                             By: /s/ TODD B. SCHULL
                                                 --------------------------
                                             Name: Todd B. Schull
                                                   ------------------------
                                             Title: Vice President and CFO
                                                    -----------------------


Attest:

/s/ EDWARD R. JOHNSON
-----------------------------


                                       7.

                                   ASSIGNMENT

        For value received _______________________________ hereby sells, assigns and transfers unto______________________________________________________________
________________________________________________________________________________
             (Please print or typewrite name and address of Assignee)
________________________________________________________________________________
the within Warrant, and does hereby irrevocably constitute and appoint _________ _________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:
      -----------------------


                                             --------------------------------

In the Presence of:


-----------------------------

                                    EXHIBIT A


                                SUBSCRIPTION FORM

                                                         Date:
                                                              ----------,-----
Repeater Technologies, Inc.
1150 Morse Avenue
Sunnyvale, CA 94089

Attn.: President

Ladies and Gentlemen:

         The undersigned hereby elects to exercise the Warrant issued to it by Repeater Technologies, Inc. and dated August 6, 1997 Warrant No. BB-18 (the "Warrant") and to purchase thereunder ______ shares of the Series BB Preferred Stock of the Company (the "Shares") at a purchase price of Two and 64/100 Dollars ($2.64) per Share or an aggregate purchase price of ___________________ Dollars ($_______._______)(the "Purchase
         Price").

         The undersigned hereby elects to convert ________ percent (____%) of the value of the Warrant pursuant to the provisions of SECTION 4 of the Warrant.

         Pursuant to the terms of the Warrant, the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer. The undersigned also makes representations set forth on the attached EXHIBIT B of the Warrant.


                                            Very truly yours,

                                            By:
                                               ---------------------------
                                            Name:
                                                 -------------------------
                                            Title:
                                                  ------------------------

                                    EXHIBIT B

                            INVESTMENT REPRESENTATION

THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO [COMPANY/ENTITY NAME] ALONG WITH THE SUBSCRIPTION FORM BEFORE THE PREFERRED STOCK ISSUABLE UPON EXERCISE OF THE WARRANT DATED JULY __, 1997 WILL BE ISSUED.

                                                      Date:
                                                           -----------,------

Repeater Technologies, Inc.
1150 Morse Avenue
Sunnyvale, CA 94089

Attn.: President

Ladies and Gentlemen:

         The undersigned, _______________ ("Purchaser"), intends to acquire up to ________ shares of the Series BB Preferred Stock (the "Preferred Stock") of Repeater Technologies, Inc. (the "Company") from the Company pursuant to the exercise or conversion of certain Warrants to purchase Preferred Stock held by Purchaser. The Preferred Stock will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

Purchaser is acquiring the Preferred Stock for its own account, to hold for investment, and Purchaser shall not make any sale, transfer or other disposition of the Preferred Stock in violation of the 1933 Act or the General Rules and Regulations promulgated thereunder by the Securities Exchange Commission (the "SEC") or in violation of any applicable state securities law.

Purchaser has been advised that the Preferred Stock has not been registered under the 1933 Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser's representations set forth in this letter.

Purchaser has been informed that under the 1933 Act, the Preferred Stock must be held indefinitely unless it is subsequently registered under the 1933 Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by Purchaser of the Preferred Stock. Purchaser further agrees that the Company may refuse to permit Purchaser to sell, transfer or dispose of the Preferred Stock (excepted as permitted under Rule 144) unless there is in effect a registration statement under the 1933 Act and any applicable state securities laws covering such transfer, or unless Purchaser furnishes an opinion of counsel reasonable satisfactory to counsel for the Company, to the effect that such registration is not required.

Purchaser also understands and agrees that there will be placed on the certificate(s) for the Preferred Stock, or any substitutions therefor, a legend stating in substance:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. These shares have been acquired for investment and may not be sold or otherwise transferred in the absence of an effective registration statement for these shares under the Securities Act and applicable state securities laws, or an opinion of counsel satisfactory to the Company that registration is not required and that an applicable exemption is available."

Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser's resale of the Preferred Stock with Purchaser's counsel.

                                       Very truly yours,

                                       By:
                                         ---------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------